UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2008

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

As previously disclosed, on February 28, 2008, the Registrant's Board appointed two new members of the Registrant's Board, Elliot I. Kramer and Howard Kent. At a meeting on March 27, 2008, the Registrant's Board appointed Mr. Kramer to its Audit, Executive and Nominating Committees and appointed Mr. Kent to its Executive and Nominating Committees.

On March 27, 2008, the Registrant's Board appointed A. Richard Abrahamian to the positions of Vice President and Chief Financial Officer of the Corporation, effective immediately. Mr. Abrahamian will also continue to serve as a Senior Vice President and as the Chief Financial Officer of Union Center National Bank, the Registrant's bank subsidiary. Mr. Abrahamian succeeds the former Chief Financial Officer of the Registrant, Anthony C. Weagley, who has assumed the positions of President and Chief Executive Officer of the Registrant and its bank subsidiary.

Mr. Abrahamian, age 48, joined the Registrant in February 2008, serving since that time as a Vice President and the Treasurer of the Registrant and as a Senior Vice President and as the Chief Financial Officer of Union Center National Bank. He served as the Chief Financial Officer and as a Senior Vice President of Synergy Financial Group, Inc. (a bank holding company) from 2005 until February 2008. Prior to his employment at Synergy Financial Group, he was a Senior Vice President of PNC Bank from 2004 to 2005 and a Senior Vice President and Chief Accounting Officer of UnitedTrust Bank and Vice President and Controller of its parent company, United National Bancorp, from 1992 until their acquisition by PNC in 2004.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release, dated March 27, 2008, announcing the appointment of A. Richard Abrahamian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President & CEO

Dated: April 1, 2008

EXHIBIT INDEX

Exhibit 99.1	Press release, dated March 27, 2008, announcing the appointment of A. Richard Abrahamian.